As filed with the Securities and Exchange Commission via EDGAR on April 26, 1996

                                                   Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                           PHARMACEUTICAL RESOURCES, INC._____________
          -----------------------------------------------
             (Exact name of registrant as specified in its charter)

             New Jersey                                        22-3122182
   -------------------------------                         ------------------
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)

                               One Ram Ridge Road
                          Spring Valley, New York 10977
                 ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                           1990 STOCK INCENTIVE PLAN
                           -------------------------
                            (Full title of the plan)

                          KENNETH I. SAWYER, President
                               One Ram Ridge Road
                         Spring Valley, New York 10977
                                  (914) 425-7100
                         ------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                          STEPHEN A. OLLENDORFF, ESQ.
                            STEPHEN R. CONNONI, ESQ.
                          Hertzog, Calamari & Gleason
                                100 Park Avenue
                           New York, New York  10017
                                 (212) 481-9500

================================================================================
                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

Title of Securities        Amount       Proposed    Proposed
to be                      to be        maximum      maximum
registered               registered     offering    aggregate     Amount of
                                       price per    offering    registration
                                       share (1)    price (1)      fee (2)
- ----------------------------------------------------------------------------
Common                 350,000 shares    $7.3125   $2,552,500        $880.17
Stock,
$.01 par
value per share

- --------------------------------------------------------------------------------

         (1) Based upon the market price of the Common Stock, as reported on The New York Stock Exchange, Inc., on April 23, 1996, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

         (2) This amount is based upon an assumed aggregate price of the shares being registered hereunder, based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange, Inc. on April 23, 1996, in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended.

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933 as amended, this Registration Statement will become effective upon a filing with the Securities and Exchange Commission.

          The Registration Statement, including all exhibits and attachments, contains ___ pages. The exhibit index may be found on page ___ of the consecutively numbered pages of this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This Registration Statement covers additional securities of the same class (i.e., Common Stock) as the securities for which a Registration Statement
       ----
filed September 11, 1992 on Form S-8 (File No. 33-51914) and a Registration Statement filed June 9, 1994 on Form S-8 (File No. 33-79954) relating to the 1990 Stock Incentive Plan are already effective.

        ITEM 3.   Incorporation of Documents by Reference.
                  ---------------------------------------

        The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registration Statements on Form S-8 (File Nos. 33-51914 and 33-79954), dated September 11, 1992 and June 9, 1994, respectively, and all other documents and reports filed by the Registrant, since such dates with the Securities and Exchange Commission pursuant to Sections 13(a) and 14 of the Securities Exchange Act of 1934.


        ITEM 8.   Exhibits.
                  --------

        Exhibit No.    Description
        -----------    -----------

         4.1           1990 Stock Incentive Plan, as amended.

         5.1 Opinion of Hertzog, Calamari & Gleason, special counsel to the Registrant.

        23.1 Consent of Richard A. Eisner & Company, LLP, independent certified public accountants for the Registrant.

        23.2 Consent of Arthur Andersen LLP, independent public accountants for the Registrant.

        23.3 Consent of Hertzog, Calamari & Gleason, special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto).

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned person, thereunto duly authorized, in the town of Spring Valley, State of New York, on this 26th day of April 1996.



                                 PHARMACEUTICAL RESOURCES, INC.



                                 By: /s/ Kenneth I. Sawyer
                                     ------------------------------
                                      Kenneth I. Sawyer
                                      President and Chief
                                      Executive Officer
                                      (Principal Executive Officer)


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Pharmaceutical Resources, Inc. and on the dates indicated.

   Signature                Title                                     Date
   ---------                -----                                     ----

                             President, Chief Executive
                             Officer and Chairman of the
   /s/ Kenneth I. Sawyer     Board of Directors                  April 26, 1996
   -----------------------
   Kenneth I. Sawyer

                             Executive Vice President,
                             Chief Financial Officer and
                             Secretary (Principal
                             Financial and Accounting
   /s/ Robert I. Edinger     Officer)                            April 26, 1996
   -----------------------
   Robert I. Edinger



   /s/ Mark Auerbach         Director                            April 26, 1996
   -----------------------
   Mark Auerbach



   /s/ Mony Ben-Dor          Director                            April 26, 1996
   -----------------------
   Mony Ben-Dor


                             Director
   /s/ Andrew Maguire                                            April 26, 1996
   -----------------------
   Andrew Maguire

   /s/ Spencer Matthews      Director                            April 26, 1996
   -----------------------
   H. Spencer Matthews



   /s/ Robin O. Motz         Director                            April 26, 1996
   -----------------------
   Robin O. Motz



   /s/ Melvin H. Van Woert   Director                            April 26, 1996
   -----------------------
   Melvin H. Van Woert

                                 Exhibit Index
                                 -------------


   Exhibit No.       Description                                         Page
   -----------       -----------                                         ----

      4.1            1990 Stock Incentive Plan, as amended.

      5.1            Opinion of Hertzog, Calamari & Gleason,
                     special counsel to the Registrant.

     23.1 Consent of Richard A. Eisner & Company, LLP, independent certified public accountants for the Registrant.

     23.2 Consent of Arthur Andersen LLP, independent public accountants for the Registrant.

     23.3            Consent of Hertzog, Calamari & Gleason,
                     special counsel to the Registrant (included in the opinion filed as Exhibit 5.1 hereto).